Staley, Okada & Partners Chartered Accountants	Suite 400 - 889 West Pender Street Vancouver, BC Canada V6C 3B2 Tel 604 694-6070 Fax 604 585-3800 info@staleyokada.com www.staleyokada.com

CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS

We hereby consent to the use in the Sound Technology, Inc. registration statement, on Form SB-2, of our report dated 13 February 2004, accompanying the financial statements of Sound Technology, Inc. for the period from incorporation (14 October 2003) to 31 December 2003 which is part of the registration statement and to the reference to us under the heading "Experts" in such registration statement.

"Staley, Okada & Partners"

18 June 2004	STALEY, OKADA & PARTNERS Chartered Accountants